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                                                                     Exhibit 4.6

                                ESCROW AGREEMENT


       ESCROW AGREEMENT ("Escrow Agreement"), dated as of this 31st day of March, 1998, by and among (i) SuperShuttle International, Inc., a Delaware corporation ("SuperShuttle"); (ii) SuperShuttle Acquisition Co. I, an Arizona corporation ("Merger Sub"); (iii) Preferred Transportation, Inc., a California corporation ("PTI"), (iv) Steve Allan and Dave Koscielak (the "Shareholders") and (v) Robert Splinter (the "Escrow Agent").

                               W I T N E S S E T H

       WHEREAS, (i) SuperShuttle, Merger Sub, PTI and the Shareholders are parties to a certain Amended and Restated Agreement and Plan of Reorganization and Merger (the "Merger Agreement"), pursuant to which SuperShuttle is acquiring all of the outstanding capital stock of PTI (the "PTI Shares") in consideration for, among other things, shares of common stock of SuperShuttle (the "SuperShuttle Shares");

       WHEREAS, the PTI Shares and the SuperShuttle Shares are to be placed in escrow with the Escrow Agent to secure the rights of the parties in accordance with the terms of the Merger Agreement, and the PTI Shares and the SuperShuttle Shares are to be released in accordance with the terms and conditions of this Escrow Agreement; and

       WHEREAS, SuperShuttle, Merger Sub, PTI and the Shareholders are desirous of having the Escrow Agent serve as the escrow agent for the PTI Shares and the SuperShuttle Shares, and the Escrow Agent is desirous of serving in such capacity, in accordance with the terms and conditions contained hereinafter.

       NOW, THEREFORE, in consideration of the mutual premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       1. Establishment and Termination of Escrow. The parties hereto hereby agree that the PTI Shares will be delivered by the Shareholders and the SuperShuttle Shares will be delivered by SuperShuttle to the Escrow Agent in accordance with the terms and conditions of the Merger Agreement, and the Escrow Agent shall hold said PTI Shares and SuperShuttle Shares in accordance with the terms and conditions set forth hereinafter. The Escrow Agent is hereby appointed escrow agent for the purpose of receiving the PTI Shares and the SuperShuttle Shares. This Escrow Agreement shall automatically terminate in accordance with its terms upon the release of all of the PTI Shares and the SuperShuttle Shares from escrow as provided herein.

       2.     Release of Shares.

              A.     The PTI Shares shall be released as follows:

                     (i) to the Shareholders, in accordance with the terms and conditions set forth in the Merger Agreement and Schedule A attached hereto, if
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              SuperShuttle does not consummate an initial public offering of
              SuperShuttle Common Stock within 130 days after the date of this Agreement, and the Shareholders exercise their right to repurchase, at fair market value, the PTI Common Stock transferred to SuperShuttle;

                     (ii) if PTI exercises the repurchase right set forth in A(i) above, then the SuperShuttle Shares shall be released to SuperShuttle.

              B.     The SuperShuttle Shares shall be released as follows:

                     (i) to SuperShuttle, in accordance with the terms and conditions of the Merger Agreement, (a) if PTI fails to obtain, by July 31, 1998, the written approval, acceptable to SuperShuttle, of the California Public Utilities Commission to the change in ownership of PTI to SuperShuttle; or (b) if PTI fails to obtain, by July 31, 1998, all consents necessary by reason of any change of control provisions in any license, permit or third party contract material to the business of PTI, and SuperShuttle exercises its right within thirty (30) days following the applicable target date referenced herein to repurchase, at fair market value, the SuperShuttle Common Stock transferred to PTI;

                     (ii) if SuperShuttle exercises the repurchase right set forth in B(i) above, then the PTI Shares shall be released to PTI.

              C. If the Shareholders do not exercise the repurchase right set forth in A(i) in accordance with any of the applicable target dates set forth therein, and SuperShuttle does not exercise the repurchase right set forth in B(i) in accordance with the applicable target date set forth therein, then the PTI Shares shall be released to SuperShuttle and the SuperShuttle Shares shall be released to PTI.

       3. Rights, Duties and Responsibilities of Escrow Agent. The parties hereto hereby acknowledge and agree that the duties of the Escrow Agent hereunder are purely ministerial in nature. The parties hereto further agree that:

              A. During the term of the Escrow Agreement, the Escrow Agent shall vote the SuperShuttle Shares as directed by the Shareholders and shall vote the PTI Shares as directed by SuperShuttle.

              B. The Escrow Agent shall not be responsible for the performance by any party of its respective obligations under the Merger Agreement.

              C. The Escrow Agent shall have the right to act in reliance upon any document, instrument or signature reasonably believed by it to be genuine and to assume that any person purporting to give any notice or instructions in accordance with this Escrow Agreement or in connection with any transaction to which this Escrow Agreement relates has been duly authorized to do so.


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              D.     In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the PTI Shares or the SuperShuttle Shares, which, in its sole opinion, are in conflict with either other instructions received by it or any provision of this Escrow Agreement, it shall be entitled to hold the PTI Shares or the SuperShuttle Shares, in escrow, pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by written confirmation of an agreement among SuperShuttle, PTI and the Shareholders, or by final judgment of a court or courts of competent jurisdiction; or the Escrow Agent, at its option, may deposit the SuperShuttle Shares or the PTI Shares, into the registry of a United States court of competent jurisdiction in a proceeding to which all parties in interest are joined. Notwithstanding anything contained herein to the contrary, in the event of any dispute among the parties hereto, the parties hereto hereby agree that the Escrow Agent shall not be deemed to have a conflict with the representation of PTI and the Shareholders.

       4. Amendment; Resignation. This Escrow Agreement may be modified or amended only in writing and with the written consent of all of the parties hereto. Should the parties herein attempt to change this Escrow Agreement in a manner which, in the Escrow Agent's sole opinion, is undesirable, the Escrow Agent may resign as Escrow Agent upon three days' written notice to the other parties hereto; otherwise, it may resign as Escrow Agent at any time upon five days' written notice to the parties hereto. In the case of the Escrow Agent's resignation its only duty shall be to hold and dispose of the SuperShuttle Shares and the PTI Shares in accordance with the original provisions of this Escrow Agreement until a successor escrow agent shall be appointed and written notice of the name and address of such successor escrow agent shall be given to the Escrow Agent by SuperShuttle and/or PTI and the Shareholders; whereupon the Escrow Agent's only duty shall be to deliver to the successor escrow agent the SuperShuttle Shares and the PTI Shares. Any successor escrow agent shall be appointed hereunder by SuperShuttle subject to the approval of the Shareholders, which approval shall not be unreasonably withheld.

       5. Expenses. The Escrow Agent shall be reimbursed by SuperShuttle and the Shareholders for any and all reasonable expenses incurred in connection with this Escrow Agreement. Any expenses to be reimbursed hereunder shall be due and payable upon receipt of an invoice describing the same.

       6. Indemnification. SuperShuttle, PTI and the Shareholders (the "Indemnitors"), hereby agree to indemnify, jointly and severally, the Escrow Agent against, and hold it harmless of and from, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable legal counsel fees and court costs, which the Escrow Agent may suffer or incur by reason of any action, claim, investigation, or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement related, other than any action, claim or proceeding resulting from the gross negligence or willful misconduct of the Escrow Agent. The indemnification provisions herein shall survive the termination of this Escrow Agreement. SuperShuttle, PTI and the Shareholders, further agree hereunder that in the event of any required indemnification hereunder of the Escrow Agent, in the event said indemnification is the result of any action or claim


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brought or asserted by either SuperShuttle, PTI or the Shareholders, the prevailing party (either SuperShuttle, PTI and/or the Shareholders) shall be entitled to be reimbursed in full for any damages or loss suffered as a result of this indemnification provision and as a consequence of the other party hereto (either SuperShuttle, PTI and/or the Shareholders) bringing such action or asserting such claim against the Escrow Agent.

       7.   Miscellaneous.

            A. No Waiver. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege under this Escrow Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

            B. Controlling Law. This Escrow Agreement shall be governed by the laws of the State of Arizona, without regard to the principles of conflict of laws thereof.

            C. Notices. All notices, requests, demands and other communications required or permitted under this Escrow Agreement shall be in writing and shall be deemed to have been duly given, made and received only when personally delivered, on the day received by certified mail, return receipt requested or by overnight courier, as evidenced by the signature on any receipt with respect to the foregoing, addressed to the addresses set forth below, unless notice of a change in address was previously given as aforesaid.

            If to SuperShuttle:     SuperShuttle International, Inc.
                                    4610 South 35th Street
                                    Phoenix, Arizona  85040
                                    FAX:  (602) 243-6446
                                    Attn: R. Brian Wier, President and CEO

            With a copy to:         Squire, Sanders & Dempsey L.L.P.
                                    Two Renaissance Square
                                    40 North Central Avenue, Suite 2700
                                    Phoenix, Arizona  85004-4441
                                    FAX:  (602) 253-8129
                                    Attn: Christopher D. Johnson, Esq.


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            If to PTI or
            the Shareholders:       Preferred Transportation, Inc.
                                    1430 South Anaheim
                                    Anaheim, CA  92805
                                    Attn:  Steve Allan

            With a copy to:         Petillon & Hansen
                                    1260 Union Bank Tower
                                    21515 Hawthorne Boulevard
                                    Torrance, CA  90503
                                    Attn:  Ray Seto


              D. Binding Nature of Agreement; No Assignment. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its rights under this Agreement without the prior written consent of the other parties hereto.

              E. Provisions Separable. The provisions of this Escrow Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

              F. Section Headings. The section headings in this Escrow Agreement are for convenience only; they form no part of this Escrow Agreement and shall not affect its interpretation.

              G. Exhibits and Schedules. All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Escrow Agreement.

              H. No Third-Party Beneficiaries. This Escrow Agreement shall not confer any rights or remedies upon any person other than the parties and their respective heirs, personal representatives, successors and permitted assigns.

              I. Entire Agreement; Amendments. This Escrow Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof. This Escrow Agreement may not be amended, supplemented or modified in whole or in part except by an instrument executed by all of the parties hereto.

              J. Construction. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to the rules and regulations promulgated thereunder, unless the context requires otherwise. This Escrow Agreement shall be


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       neither construed against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning of its content.

            K. Expenses. The parties hereto hereby agree that each party shall bear its own legal and accounting expenses incurred in the preparation of this Agreement and the consummation of the transactions hereunder.

       IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement on the date first above written.


                              SUPERSHUTTLE INTERNATIONAL, INC.,
                              a Delaware corporation



                              By:   /s/ Thomas C. Lavoy
                                    -------------------------------------------
                                    Name: Thomas C. LaVoy
                                    Title: Secretary, CFO


                              SUPERSHUTTLE ACQUISITION CO. I INC.,
                              an Arizona corporation



                              By:   /s/ Thomas C. Lavoy
                                    -------------------------------------------
                                    Name: Thomas C. LaVoy
                                    Title: Secretary


                              PREFERRED TRANSPORTATION, INC.
                              a California corporation



                              By:   /s/ Steve Allan
                                    -------------------------------------------
                                    Name:  Steve Allan
                                    Title: President


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                              SHAREHOLDERS


                              /s/ Steve Allan
                              -------------------------------------------------
                                  Steve Allan


                              ORANGE COUNTY SHUTTLE ASSOCIATES, INC.

                              /s/ Dave Koscielak
                              -------------------------------------------------
                                  Dave Koscielak


                              ESCROW AGENT


                              By: /s/ Robert Splinter
                                  ----------------------------------------------
                                      Robert Splinter


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                                   SCHEDULE A


                          ALLOCATION OF PTI SHARES FOR
        DISTRIBUTION AMONG SHAREHOLDERS UPON EXERCISE OF REPURCHASE RIGHT



Steve Allan                                         49.2%

Dave Koscielak                                      49.2%

SuperShuttle                                         1.6%


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